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               [LETTERHEAD OF ARTHUR ANDERSEN LLP APPEARS HERE]


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


As independent public accountants, we hereby consent to the use in this registration statement of our report dated November 6, 1995 included in the Post-Effective Amendment No. 5 to the Registration Statement on Form N-1A of the Marquis Funds (No. 33-65436), and to all references to our Firm included in this Registration Statement File No. 33-65436.

                                                   /s/ Arthur Andersen LLP

Philadelphia, Pa.,
 January 28, 1996